UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2025, The GEO Group, Inc. (“GEO” or the “Company”) entered into that certain First Amendment to Credit Agreement (the “Amendment”), by and among each of GEO and GEO Corrections Holdings, Inc., as the Borrowers, the guarantors named therein, Citizens Bank, N.A., as administrative agent, and the lenders party thereto. The Amendment increases GEO’s revolving credit facility (the “Revolver”) commitments from $310 million to $450 million and extends the Revolver’s maturity from April 15, 2029 to July 14, 2030. The Amendment also lowered the applicable interest rates based on the total leverage ratio for loans using the Alternate Base Rate and loans using the Secured Overnight Financing Rate (“SOFR”) by 0.50%. As of July 14, 2025, revolving credit loans accruing interest at a SOFR based rate would accrue interest at the term SOFR reference rate for the applicable interest period plus 2.75% per annum, which is lower by 0.50% from the previously applicate rate of 3.25% prior to the Amendment. The Amendment also increases GEO’s capacity to make restricted payments over the next five years and makes certain additional modifications to GEO’s Credit Agreement. The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto to this Current Report on Form 8-K (the “Form 8-K”) and incorporated by reference herein.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2025, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved a modification to the vesting schedule of the one-time special recognition stock award of 207,862 shares of restricted stock granted to George C. Zoley, the Company’s Executive Chairman, on March 3, 2025 such that the award vests on July 17, 2025 instead of March 3, 2026. The Committee approved the modification in light of and in connection with the Amendment to the Executive Chairman Employment Agreement entered into on July 7, 2025 between Dr. Zoley and GEO that was previously reported on a Current Report on Form 8-K filed on July 10, 2025.

Section 7	Financial Statements and Exhibits

Item 7.01	Financial Statements and Exhibits.

On July 14, 2025, the Company issued a press release announcing the closing of the Amendment, which is furnished as Exhibit 99.1 to this Form 8-K. The press release also announced that prior to the closing of the Amendment, GEO repaid $132 million of the Term Loan B outstanding under the Credit Agreement. The press release also announced that GEO expects to use net proceeds from the sale of the GEO-owned Lawton Correctional Facility in Oklahoma, which is expected to close on July 25, 2025, to pay off additional senior secured debt, including the remaining balance of the Term Loan B outstanding under the Credit Agreement.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of July 14, 2025, among The GEO Group, Inc. and GEO Corrections Holdings, Inc., as borrowers, Citizens Bank, N.A. as Administrative Agent, the other loan parties thereto and the other lender parties thereto.

99.1	Press release issued by The GEO Group, Inc. on July 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 17, 2025	By:	/s/ Mark J. Suchinski
Date		Mark J. Suchinski
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)